UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2003

Williams Energy Partners L.P.

(Exact name of registrant as specified in its chapter)

Delaware	1-16335	73-1599053
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 22186, Tulsa, Oklahoma		74121-2186
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (877) 934-6571

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events.

On August 6, 2003, Williams Energy Partners L.P. (“WEG”) announced that it has entered into an agreement for a new term loan and revolving credit facility. The new credit facility provides a $90 million term loan, which was funded upon closing. Proceeds from this borrowing were used to repay $90 million owed on the previous term loan. As a result, the partnership’s total amount of outstanding debt remains unchanged. The credit facility also includes an $85 million revolving credit facility. No funds were initially borrowed under the revolver. Obligations under the new credit facility are secured by the partnership’s equity interest in its independent petroleum products terminals and its ammonia pipeline system.

Item 7. Financial Statements and Exhibits

(a)/(b)	Not Applicable

(c)	Exhibits

99	Press Release of Williams Energy Partners L.P., dated August 6, 2003.

Item 9. Regulation FD Disclosure.

On August 6, 2003, WEG issued a press release publicly reporting the matters discussed herein. A copy of the press release is furnished as Exhibit 99 to this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, WEG has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIAMS ENERGY PARTNERS L.P. By: WEG GP LLC its General Partner

Date: August 7, 2003	By:	/s/ Lonny E. Townsend
Name: Lonny E. Townsend Title: Assistant Secretary

EXHIBIT INDEX

99	Press Release of WEG, dated August 6, 2003.